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                                                                    EXHIBIT 23.3

                          STIBBE SIMONT MONAHAN DUHOT

                                 July 24, 1998


VersaTel Telecom B.V.
Attn.: R. Gary Mesch
Paalbergweg 36
1105 BV Amsterdam-Zuidoost
The Netherlands

Dear Mr. Mesch:

      We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement on Form F-4 for VersaTel Telecom B.V. and to file this consent as an Exhibit to such Registration Statement. We also consent to all references to our firm included in such Registration Statement.

                                          Very Truly Yours,

                                          /s/ Rian Kalden

                                          STIBBE SIMONT MONAHAN DUHOT